UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2005

ITEC ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Rd., Box 760
Riverbank, CA. 95367
(Address of principal executive offices)(Zip Code)

(209) 881-3523
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 1.01 Other Events

On May 9, 2005 Itec executed a corporate finance representation agreement (the “Agreement”) with Brean Murray & Co., Inc. (“BMCI”) pursuant to which BMCI, a full service NYC-based investment bank, will act as Itec’s investment banker and corporate finance advisor.  Founded in 1973, BMCI is an Institutionally directed investment bank that focuses on small-cap, emerging growth and special situation companies across a variety of industries.  As a full-service securities firm and NASD member, BMCI offers equity research, investment banking, asset management and institutional sales & trading.

Pursuant to the Agreement, for a period of twelve (12) months, which period shall be extended to twenty four (24) months upon completion of a successful financing, BMCI agrees to provide advice to the Company and evaluate relevant transaction(s) the Company may consider during the term of the Agreement, including but not limited to, (i) public or private offerings of debt or equity securities; (ii) acquisitions, mergers or the partial or complete sale of the stock or assets of the Company or any of its divisions or subsidiaries, joint ventures, strategic alliances or any other financing transaction(s), and/or (iii) the preparation of any fairness opinions required with respect to the Company in connection with any transaction(s) or other matter.

Pursuant to the Agreement, BMCI shall receive a non-refundable retainer payment equal to 5.0% of the diluted equity of the company. Further, in the event the Company consummate any transaction(s) through a period lasting until one (1) year from cancellation of the Agreement or expiration of the Agreement through BMCI the Company shall pay to BMCI, in the event of a public offering of (i) equity securities (“Public Equity”) the fee will be 8% of the gross proceeds raised (ii) debt securities, the fee will be no less than what is customary in the industry for a transaction of that type.

In the event of a private offering of debt or equity securities, the fee will be follows: 2% of the gross proceeds raised from the sale or placement of senior debt (“Senior Debt”), 4% of the gross proceeds raised and/or commitments provided from the sale or placement of non-convertible subordinated debt (“Subordinated Debt”) and 8% of the gross proceeds raised and/or commitments provided from the sale or placement of private equity or securities convertible into equity (“Equity Securities”). In the event of the sale of Equity Securities in which an investor has committed to purchase a dollar amount of common stock over a finite period of time (an “Equity Line Transaction”), the fee will be 3% of the total commitment (the “Commitment Fee”) and 5% of the gross proceeds of each cash drawdown (the “Drawdown Fee”).

In the event of the acquisition of another company or business by the Company, or a merger or the partial or complete sale of the stock or assets of the Company or any of its divisions or subsidiaries (“Sale or Merger Transaction”), the fee will be 3% of the consideration received or paid.

In addition to the foregoing, in the event the Company consummates a transaction(s) in which debt or equity capital is raised, BMCI will receive a “cashless” exercise warrant with “piggyback” registration rights (the “Agent’s Warrant”) allowing it to purchase, at its option, such number of shares or principal amount of the security with terms and pricing identical to each and every type of security or securities purchased by and/or issued or granted to an investor(s) in such a transaction(s), in an amount equal in value to 5% (with respect to Senior or Subordinated Debt), and 10% (with respect to Public Equity, Equity Securities or an Equity Line Transaction) of the gross proceeds received by the Company.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description

10.1	Engagement Agreement with Brean Murray & Co., Inc.

99.1	Press Release regarding Engagement of Brean Murray & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC. (Name of Registrant)

Date: May 18, 2005	By:	/s/ Gary De Laurentiis

Name: Gary De Laurentiis Its: CEO

EXHIBIT INDEX

Exhibit Number	Description	Location

10.1	Engagement Agreement with Brean Murray & Co., Inc. Attached	Attached

99.1	Press Release regarding Engagement of Brean Murray & Co., Inc. Attached	Attached